EXHIBIT 99.1

BEACHWOOD, OH / ACCESSWIRE / November 10, 2017 / Gold Lakes Corp., (the “Company”) (OTC PINK: GLLK) an exploration stage Blue-Sky company that specializes in acquiring and developing mining assets today announced that it will implement the previously announced 1-for-5000 reverse stock split. The reverse stock split will be effective as of the close of business on November 10, 2017 and the Company’s common stock will trade on a split-adjusted basis at the beginning of trading on November 13, 2017.

The Company’s ticker symbol will be GLLKD for 20 trading days to designate that it is trading on a post-reverse split basis.

The new CUSIP number for the common stock following the reverse stock split will be 380624205.

The reverse stock split will reduce the number of outstanding shares of the Company’s common stock to 1,677,627 million shares. Proportionate adjustments will be made to the conversion and exercise prices of the Company’s outstanding convertible promissory notes, stock purchase warrants.

Information for Stockholders

Upon the effectiveness of the reverse stock split, each 5,000 shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Fractional shares will be rounded up to the next whole number. The reverse stock split will not change the par value of the common stock or modify the rights or preferences of the common stock.

Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to such broker’s particular processes, and will not be required to take any action in connect with the reverse stock split.

About Gold Lakes Corp.: Gold Lakes Corp. is an exploration stage Blue Sky company that specializes in acquiring and developing mining assets. The Company primary asset is known as the “Big Monty” property, located in the prolific Abitibi Greenstone Belt region, in Ontario, Canada. The Big Monty property is bordered by producing gold mines and is situated within the Porcupine-Destor Fault Zone “PDFZ” and Larder Lake Cadillac Fault Zone. For more information please visit: www.goldlakes.com.

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Forward Looking Statements: This news release includes “forward looking statements”, as that term is defined in Section 27A of the Unites States Securities Act of 1933, as amended, and Section 21E of the United States Exchange Act of 1934, as amended, that are subject to assumptions, risks and uncertainties. Statements in this news release that are not purely historical are forward looking statements, including without limitation any statements concerning the Company’s intentions, plans, estimates, expectations or beliefs regarding the future. Although the Company believes that any forward looking statements in this news release are reasonable, there can be no assurance that any such forward looking statements will prove to be accurate. The Company cautions readers that all forward looking statements, including without limitation those relating to the Company’s future operations and business prospects, are based on assumptions none of which can be assured, and are subject to certain risks and uncertainties that could cause actual events or results to differ materially from those indicated in the forward looking statements. Readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance on forward looking statements.

Any forward looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward looking statements, or to update the reasons why actual events or results could or do differ from those projected in the forward looking statements. Except as required by law, the Company assumes no obligation to update any forward looking statements, whether as a result of new information, future events or otherwise.

For more information please visit: www.goldlakes.com or for Investor Relations contact: 216-916-9303 or email: info@GOLDLAKES.com

SOURCE: Gold Lakes Corp.

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